Exhibit 99.1

GENESCO TO ACQUIRE LEADING FOOTWEAR LICENSEE TOGAST AND TO ENTER INTO A LEVI’S FOOTWEAR LICENSE AGREEMENT

•	Genesco Also Renews and Extends the Company’s Men’s Dockers Footwear License

•	Acquisition Advances Genesco’s Footwear Focused Strategy and Builds on Genesco’s Licensed Brands Division

NASHVILLE, Tenn., Dec. 18, 2019 - Genesco Inc. (NYSE: GCO) announced today it has entered into a definitive asset purchase agreement to acquire New York-based Togast LLC (“Togast”), which specializes in the design, sourcing and sale of licensed footwear. The purchase price for the acquisition is $33.7 million in cash at closing, plus up to an additional $34.0 million in cash contingent on the achievement of financial targets over the next four years. The purchase price paid at closing is expected to be funded from cash on hand. The transaction, which is subject to customary closing conditions, is expected to be completed in January 2020, and is expected to be accretive to next year’s earnings.

Prior to the acquisition, Togast served as distributor for Levi’s footwear in the United States. Commensurate with the closing of this transaction, Genesco will enter into a new U.S. footwear license agreement for men, women and children for Levi’s, as well as renew and extend its men’s Dockers footwear license. The addition of privately owned Togast brings to Genesco new sources of revenue and synergistic product development and offshore sourcing capabilities, which complement and enhance Genesco’s Licensed Brands division. In addition, the Togast purchase expands Genesco’s portfolio to include footwear licenses for G.H. Bass & Co., ADIO and FUBU, among others.

Genesco Chairman, President and Chief Executive Officer Robert J. Dennis said, “The acquisition of Togast adds scale to our successful licensed brands platform. The combination of our licensed business with Togast’s strengths furthers our footwear focused strategy by creating an even more robust platform within Genesco that can serve multiple tiers of distribution. We are also excited to add the Levi’s footwear license to our portfolio and expand upon our long-standing business relationship with Levi Strauss & Co., which dates back to 1991.”

Genesco Licensed Brands President Andy Gilbert said, “We are pleased to broaden our portfolio of licensed footwear brands. We immediately recognized the sourcing capabilities and corresponding synergies with Licensed Brands that we would achieve through the acquisition of Togast, and I am personally excited to welcome Tony LoConte and his team to the Genesco family.”

Tony LoConte, owner of Togast, added, “In Genesco, we have found a partner whose capabilities are an outstanding match for our business operations. I am looking forward to working with the Genesco team to integrate our businesses and together continue the growth of Genesco’s branded partnerships in the future.”

PJ SOLOMON served as a financial advisor and Bass, Berry & Sims PLC acted as legal advisor to Genesco with respect to the transaction. MMG Advisors served as a financial advisor and Cole Schotz P.C. acted as legal advisor to Togast with respect to the transaction.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
This press release contains statements that are not historical facts but rather forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking

Exhibit 99.1

statements include those that address activities, events or developments that the Company or its management believes or anticipates may occur in the future, including the closing of the transaction and the realization of expected synergies. All forward-looking statements are based upon the Company’s current expectations, various assumptions, and data available from third parties. The Company’s expectations and assumptions are expressed in good faith and the Company believes there is a reasonable basis for them. However, there can be no assurance that such forward-looking statements will materialize or prove to be correct as forward-looking statements are inherently subject to known and unknown risks, uncertainties and other factors which may cause actual future results, performance or achievements to differ materially from the future results, performance or achievements expressed in or implied by such forward-looking statements. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those set out in the forward-looking statements, including: the possibility that the transaction will not close or that the closing may be delayed; the potential for litigation or governmental investigations relating to the transaction; the occurrence of events, changes or circumstances that could give rise to the termination of the definitive agreement; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement of the transaction; completing the transaction may distract the Company’s management from other important matters; failure or delay in the integration of the business; failure to realize expected benefits of the transaction, including a positive impact on the Company’s earnings; and the other factors discussed in “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended February 2, 2019 and in the Company’s other filings with the Securities and Exchange Commission which are available at http://sec.gov. The Company undertakes no obligation to update publicly or revise any forward-looking statements in light of new information or future events. For any forward-looking statements contained in this or any other document, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and the Company assumes no obligation to update any such statement.

About Genesco Inc.
Genesco Inc., a Nashville-based specialty retailer, sells footwear and accessories in more than 1,490 retail stores throughout the U.S., Canada, the United Kingdom and the Republic of Ireland, principally under the names Journeys, Journeys Kidz, Schuh, Schuh Kids, Little Burgundy, Johnston & Murphy, and on internet websites www.journeys.com, www.journeyskidz.com, www.journeys.ca, www.schuh.co.uk, www.littleburgundyshoes.com, www.johnstonmurphy.com, www.johnstonmurphy.ca, www.trask.com, and www.dockersshoes.com.   In addition, Genesco sells wholesale footwear under its Johnston & Murphy brand, the Trask brand, the licensed Dockers brand, and other brands. For more information on Genesco and its operating divisions, please visit www.genesco.com.

Financial Contacts:
Mel Tucker
Senior Vice President, Chief Financial Officer
Genesco Inc.
(615) 367-7465
mtucker@genesco.com

Dave Slater
Vice President, Financial Planning & Analysis and IR
Genesco Inc.
(615)367-7604
dslater@genesco.com

Exhibit 99.1

Media Contact:
Claire S. McCall
Director, Corporate Relations
Genesco Inc.
(615) 367-8283
cmccall@genesco.com